SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): January 16, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On January 20, 2004, K2 Inc. (the “Company”) announced the results of its exchange offer, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 25, 2003, by and among the Company, Fotoball USA, Inc. (“Fotoball USA”) and Boca Acquisition Sub, Inc. (the “Merger Agreement”), to purchase all of the outstanding shares of Fotoball USA common stock. The Company also announced that it exercised its option pursuant to the Merger Agreement to purchase shares of Fotoball USA common stock directly from Fotoball USA and that it expects the completion of the merger to occur within the week.

A copy of the Company’s press release, announcing the results of the exchange offer, the exercise of its option and the expected completion of the merger, dated January 20, 2004, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated January 20, 2004, announcing the results of its exchange offer for Fotoball USA common stock, the exercise of its option and the expected completion of the merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2004	K2 INC.

	By:	/s/ MONTE H. BAIER

Monte H. Baier Vice President and General Counsel

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